Registration Statement No. 333-131369

Filed pursuant to Rule 424(b)(2)

Amendment No. 1 to Pricing Supplement No. 78 to Prospectus and Prospectus Supplement each dated January 30, 2006

$8,000,000

AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

S&P GSCITM Index Linked Notes

Due November 17, 2008

Pricing Supplement No. 78, dated October 31, 2007, is hereby amended to correct a typographical error.  Under the heading “Description of the Notes - - Principal Amount”, “$5,000,000 in aggregate” should read “$8,000,000 in aggregate”.

Goldman, Sachs & Co.

Amendment No. 1, dated November 7, 2007, to

Pricing Supplement dated October 31, 2007.